A
LLIED
C
APITAL
1919 Pennsylvania Avenue, NW
Washington, DC 20006-3434
202-331-1112
202-659-2053 Fax

March 15, 2005

Wachovia Securities
Structured Products Services
8739 Research Drive - URP 4
Charlotte, NC 28288-1075
Attn: Carolyn Johnson

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attn: Cindy Reis

Wells Fargo Bank NA
Corporate Trust Services
CMBS Department
9062 Old Annapolis Road
Columbia MD 21045

ABN AMRO Incorporated
55 East 52 Street
New York, NY 10055
Attn: Frank Forelle

Moody's Investors Service, Inc.
99 Church Street, 8th Floor
New York, NY 10007
Attn: Penny Leech-Freed

Standard & Poor's Ratings Service
55 Water Street, 41 st Floor
New York, NY 10041-0003
Attn: Eric Thompson

Deutsche Banc Alex. Brown Inc.
1031 Avenue of the Americas, Floor
New York, NY 10019
Attn: Jeff Welch

RE:
FUCMSI 2002-Cl, Officer's Certificate

Dear Representatives:

In accordance with the requirements detailed in Section 3.13 and Section 11.11 (d)(i) of the Pooling and
Servicing Agreement for the above-mentioned CMBS pool, Allied Capital Corporation ("ACC"), in its capacity as Special Servicer, is providing this Officer's Certificate with respect to the following:
(i) Under my supervision, ACC has reviewed its activities for 2004 and its performance under the Pooling and Servicing Agreement;
(ii) To the best of my knowledge, based on this review, ACC has in all material respects fulfilled all of its obligations under the Pooling and Servicing Agreement throughout
2004; and
(iii) ACC has received no notice regarding the qualification or status of REMIC I or
REMCI II as a REMIC under the REMIC Provisions or of the Grantor Trust as a
"Grantor Trust" for income tax purposes under the Grantor Trust Provisions from the IRS or any other governmental agency or body.

Should you have any questions, please do not hesitate to contact me. I can be reached directly (or via facsimile) 202-973-6375 or via email at kolin@alliedcapital.com.

Sincerely,
Allied Capital Corporation

/s/ Kathleen C. Olin
Kathleen C. Olin
Vice President - Compliance

cc:
Norma Kuntz, Vice President, Accounting and Financial Mgmt, Allied Capital
Corporation Allison Benner, Director, Internal Audit, Allied Capital Corporation
Jordan Paul, Managing Director, Special Servicing, Allied Capital Corporation
Greg Askey, Principal
Matthews, Carter and Boyce, P.C.
11320 Random Hills Road, Suite 600
Fairfax, VA 22030-7427